Exhibit 23.4

Letterhead of Gustavson Associates, LLC

CONSENT OF WILIAM CROWL

The undersigned, William Crowl, hereby states as follows:

I, William J. Crowl assisted with the preparation of the “Preliminary Assessment, Awak Mas Gold Project, Sulawesi, Indonesia” dated January 16, 2008, (the “Technical Report”) for Vista Gold Corp. (the “Company”) portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

I, William J. Crowl hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975, 333-136980, 333-158633, and 333-172820) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to the Awak Mas Gold Project included with such information, as set forth above in the Form 10-K.

GUSTVSON ASSOCIATES, LLC

By:	/s/ William J. Crowl, R.G.
Name: William J. Crowl, R.G.
Title: Vice President, Mining

Date: March 14, 2012

5757 Central Ave Suite D Boulder, CO 80301 USA +1 (303) 443-2209 FAX +1 (303) 443-3156
Mining Office: 274 Union Boulevard Suite 450 Lakewood, CO 80228 USA +1 (720) 407-4062 FAX +1 (720) 407-4067
http://www.gustavson.com gustavson@gustavson.com